UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2013

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective April 29, 2013, Venoco, Inc. entered into an employment agreement with its General Counsel, Terry Anderson, with terms substantially similar to those contained in the prior employment agreement between Venoco and Mr. Anderson which expired pursuant to its terms in 2012.  The agreement will terminate on April 1, 2015, subject to extension in some circumstances. Under the agreement, Mr. Anderson will receive a base salary of $356,159 per year, an amount that may be increased in future years, and is entitled to participate in Venoco’s incentive compensation programs on terms determined by the Compensation Committee of Venoco’s Board of Directors. Mr. Anderson may be entitled to severance payments upon termination following a change in control of Venoco and in certain other circumstances. In addition, the agreement contains certain customary indemnification provisions for Mr. Anderson’s benefit.

The foregoing summary of the terms of the employment agreement is not complete, and is qualified in its entirety by the complete text of the agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective as of April 29, 2013, by and between Terry Anderson and Venoco, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2013

VENOCO, INC.

	By:	/s/ Edward J. O’Donnell
Name: Edward J. O’Donnell
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective as of April 29, 2013, by and between Terry Anderson and Venoco, Inc.